Exhibit 10.14
RESTRICTED STOCK GRANT NOTICE AND AGREEMENT
          MedAssets, Inc. (the “Company”), pursuant to its Long Term Performance Incentive Plan (the “Plan”), hereby grants to Holder the number of shares of the Restricted Stock set forth below, pursuant the terms of this Restricted Stock Grant Notice and Agreement (this “Grant Notice”). The Restricted Stock is subject to all of the terms and conditions as set forth herein, as well as the terms and conditions of the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

Holder:

Date of Grant:

Number of Shares of
Restricted Stock:

Vesting Schedule:	[Applicable vesting schedule to be inserted]

Definitions:	For purposes of this Grant Notice, the following terms shall be defined as set forth below:

“Cash EPS” means the Company’s fully-diluted net income per share of Stock, excluding (i) non-cash acquisition-related intangible amortization, (ii) non-cash share-based compensation expense, and (iii) certain Board-approved non-recurring items, each of which on a tax-adjusted basis.

“Performance Percentage” shall equal (a) [______] percent (%), if the Company achieves a [______] percent (%) compounded annual growth rate of Cash EPS for the Performance Period; and (b) [______] percent (%) if the Company achieves a [______] percent (%) or greater compounded annual growth rate of Cash EPS for the Performance Period. In the event that the compounded annual growth rate of Cash EPS achieved for the Performance Period is greater than [______] percent (%) but less than [______] percent (%), the Performance Percentage shall be determined using a straight-line interpolation.

“Performance Period” means the [______] period ending on [______].

Termination:	In the event of Holder’s Termination (i) by the Employer for any reason other than Cause, (ii) by reason of Holder’s death or Disability, or (iii) by Holder for any reason other than a Qualifying Retirement, (A) all vesting with respect to the Restricted Stock shall cease, and (B) any unvested shares of Restricted Stock shall be forfeited by Holder for no consideration.

In the event of Holder’s Termination by reason of a Qualifying Retirement, the Restricted Stock shall continue to vest in accordance with its original vesting schedule as if no such termination had occurred.

In the event of Holder’s termination by the Employer for Cause, (i) all vesting with respect to the Restricted Stock shall cease, (ii) any unvested shares of Restricted Stock shall be forfeited by the Holder for no consideration, and (iii) any vested shares of Restricted Stock shall remain subject incentive compensation clawback or recoupment policy then approved by the Company, as set forth below.

Additional Terms:
•	The transfer restrictions described in Section 6(b) of the Plan are incorporated herein by reference and made a part hereof.

•	The Restricted Stock granted hereunder shall be registered in Holder’s name on the books of the Company during such time that the Restricted Stock remains unvested and for such additional time that the Company deems appropriate. Any certificates representing the vested Restricted Stock delivered to Holder shall be subject to such stop transfer orders and other restrictions as the Company may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares are listed, and any applicable federal or state laws, and the Company may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions as the Company deems appropriate.

•	Holder shall be the record owner of the shares of Restricted Stock until or unless such Restricted Stock is forfeited, or otherwise sold or transferred in accordance with the terms of the Plan, and as record owner shall generally be entitled to all rights of a stockholder of the Company with respect to the Restricted Stock; provided, however, that the Company will retain custody of all dividends and distributions, if any (“Retained Distributions”), made or declared on the Restricted Stock (and such Retained Distributions shall be subject to forfeiture and the same restrictions, terms and vesting and other conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in a separate account. As soon as practicable following each applicable vesting date (and in no event later than 2 1/2 months following the end of the calendar year in which the applicable vesting date occurs), any applicable Retained Distributions shall be delivered to Holder.[1]

•	Upon vesting of the Restricted Stock (or such other time that the Restricted Stock is taken into income), Holder will be required to satisfy applicable withholding tax obligations, if any, as provided in the Plan.

•	Holder acknowledges and agrees that, as a condition of the grant of Restricted Stock hereunder, and in accordance with Section 18(a) of the Plan, the Restricted Stock granted hereunder will be forfeited, in the discretion of the Committee in the event that (i) at any time during the term of Holder’s employment with the Company, or prior to the second (2nd) anniversary of Holder’s Termination for any reason, the Committee in good faith determines that Holder has committed a material breach of Holder’s employment or post-employment obligations to the Company, (ii) following completion of the Performance Period, the Committee determines that the Company failed to achieve the applicable compounded annual growth rate of Cash EPS during the Performance Period that resulted in the vesting of Restricted Stock as a result of Cash EPS being adjusted by the Committee in connection with a restatement of the Company’s financial statements for one (1) or more years of the Performance Period, or (iii) any forfeiture event set forth in any incentive compensation clawback or recoupment policy then approved by the Company occurs. Holder further acknowledges and agrees that the adoption or amendment of any such policy shall in no event require the prior consent of Holder.

•	This Grant Notice does not confer upon Holder any right to continue as service provider of the Company, the Employer or their respective Affiliates.

•	This Grant Notice shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

•	Holder agrees that the Company may deliver by email all documents relating to the Plan or the Restricted Stock (including, without limitation, a copy of the Plan) and all other documents that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the Securities and Exchange Commission). Holder also agrees that the Company may deliver these documents by posting them on a website maintained by the

Company or by a third party under contract with the Company. If the Company posts these documents on a website, it shall notify Holder by email.
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THE UNDERSIGNED HOLDER ACKNOWLEDGES RECEIPT OF THIS GRANT NOTICE AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF RESTRICTED STOCK HEREUNDER, AGREES TO BE BOUND BY THE TERMS THIS GRANT NOTICE AND THE PLAN.

MEDASSETS, INC.		HOLDER

By:

	Signature	Signature

Title:

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